Exhibit 10.4(a)
CENTEX CONSTRUCTION PRODUCTS, INC.
AMENDED AND RESTATED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
First Amendment
     WHEREAS, Centex Construction Products, Inc., a Delaware corporation (the “Company”), established and maintains the Centex Construction Products, Inc. Amended and Restated Supplemental Executive Retirement Plan, amended and restated effective as of November 1, 2000 (the “Plan”); and
     WHEREAS, in connection with the merger of ARG Merger Corporation with and into the Company, certain amendments were adopted to the Restated Certificate of Incorporation of the Company, including an amendment to change the name of the Company to Eagle Materials Inc., effective as of January 30, 2004; and
     WHEREAS, pursuant to the terms and provisions of the Plan, the Company desires to amend the Plan to reflect the change in the Company’s name;
     NOW, THEREFORE, in consideration of the premises and covenants therein contained, the Plan is hereby amended effective, as of January 30, 2004, as follows:
     1. The Plan is hereby amended to replace all references to “Centex Construction Products, Inc. Amended and Restated Supplemental Executive Retirement Plan” with “Eagle Materials Inc. Amended and Restated Supplemental Executive Retirement Plan.”
     2. The Plan is hereby amended to replace the reference to “Profit Sharing and Retirement Plan of Centex Construction Products, Inc.” with “Profit Sharing and Retirement Plan of Eagle Materials Inc.”
     3. The Plan is hereby amended to replace all references to “Centex Construction Products, Inc.” with “Eagle Materials Inc.”

     4. The “Payout” section of the Plan is hereby amended to remove the phrase “(including Centex Corporation and its subsidiaries)” from the first paragraph therein.
     IN WITNESS WHEREOF, Eagle Materials Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by an executed copy hereof, this 11th day of May, 2004, but effective as of January 30, 2004.

EAGLE MATERIALS INC.

By:	/s/ Arthur R. Zunker, Jr.

Name:	Arthur R. Zunker, Jr.
Title:	Sr. V.P.